SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 22, 2004

PRIDE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas (Address of principal executive offices)		77057 (Zip Code)

Registrant’s telephone number, including area code: (713) 789-1400

Item 5. Other Events.
Item 7. Financial Statements and Exhibits
SIGNATURE
Rule 135c Notice dated June 22, 2004

Item 5. Other Events.

     On June 22, 2004, we issued a notice pursuant to Rule 135c under the Securities Act of 1933 with respect to a private offering of $500 million aggregate principal amount of 7 3/8% Senior Notes due 2014. The notice is filed as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Item 7. Financial Statements and Exhibits

     (c) Exhibits.

99.1	Rule 135c Notice dated June 22, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.

By:	/s/ Nicolas J. Evanoff
Nicolas J. Evanoff
Vice President - Corporate and Governmental Affairs

Date: June 23, 2004

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EXHIBIT INDEX

Exhibit
No.	Description
99.1	Rule 135c Notice dated June 22, 2004.